UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2012 (May 21, 2012)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.01.   Regulation FD Disclosure.

     National Health Investors, Inc. (“NHI”) has been notified by one of its not-for-profit borrowers, ElderTrust of Florida, Inc. (“ElderTrust”) that the Tennessee Attorney General’s Office has indicated that it will not approve ElderTrust’s initial proposal to sell ElderTrust’s seven skilled nursing facilities to NHI, and is considering asking a Court to appoint a receiver for ElderTrust.  NHI’s loan to ElderTrust is secured by a first mortgage on the assets of the not-for-profit.  ElderTrust is current on all monthly principal and interest payments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: May 21, 2012